Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2011 and For the Nine Months Ended September 30, 2011

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Nine months ended September 30, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Interest income
Trading assets	$ 204	836	1,040
Securities available for sale	5,664	719	6,383
Mortgages held for sale	715	473	1,188
Loans held for sale	41	1	42
Loans	24,575	3,397	27,972
Other interest income	748	(339)	409

Total interest income	31,947	5,087	37,034

Interest expense
Deposits	1,666	102	1,768
Short-term borrowings	58	8	66
Long-term debt	1,008	2,085	3,093
Other interest expense	187	49	236

Total interest expense	2,919	2,244	5,163
Net interest income	29,028	2,843	31,871
Provision for credit losses	4,630	1,229	5,859

Net interest income after provision for credit losses	24,398	1,614	26,012

Noninterest income
Service charges on deposit accounts	3,196	(7)	3,189
Trust and investment fees	1,688	6,958	8,646
Card fees	2,891	82	2,973
Other fees	2,704	393	3,097
Mortgage banking	5,580	(112)	5,468
Insurance	43	1,451	1,494
Net gains from trading activities	141	443	584
Net gains (losses) on debt securities available for sale	(183)	189	6
Net gains from equity investments	216	1,205	1,421
Operating leases	461	3	464
Other	2,390	(1,260)	1,130

Total noninterest income	19,127	9,345	28,472

Noninterest expense
Salaries	9,383	1,373	10,756
Commission and incentive compensation	2,938	3,668	6,606
Employee benefits	2,789	547	3,336
Equipment	1,580	96	1,676
Net occupancy	1,915	337	2,252
Core deposit and other intangibles	1,348	65	1,413
FDIC and other deposit assessments	909	43	952
Other	7,927	1,967	9,894

Total noninterest expense	28,789	8,096	36,885

Income before income tax expense	14,736	2,863	17,599
Income tax expense	4,937	634	5,571

Net income before noncontrolling interests	9,799	2,229	12,028
Less: Net income from noncontrolling interests	193	73	266

Net income	$ 9,606	2,156	11,762

Net income applicable to common stock	$ 9,606	1,531	11,137

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	September 30, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Assets
Cash and due from banks	$18,415	(101)	18,314
Federal funds sold, securities purchased under resale agreements and other short-term investments	87,362	2,442	89,804
Trading assets	38,062	19,724	57,786
Securities available for sale	172,686	34,490	207,176
Mortgages held for sale	28,129	14,575	42,704
Loans held for sale	742	1	743

Loans	700,233	59,873	760,106
Allowance for loan losses	(16,825)	(3,214)	(20,039)

Net loans	683,408	56,659	740,067
Mortgage servicing rights:
Measured at fair value	12,620	(248)	12,372
Amortized	1,398	(1)	1,397
Premises and equipment, net	8,098	1,509	9,607
Goodwill	21,171	3,867	25,038
Other assets	70,163	29,774	99,937

Total assets	$1,142,254	162,691	1,304,945
Liabilities
Noninterest-bearing deposits	$204,504	25,359	229,863
Interest-bearing deposits	680,487	(14,922)	665,565
Total deposits	884,991	10,437	895,428
Short-term borrowings	30,967	19,808	50,775
Accrued expenses and other liabilities	63,407	22,877	86,284
Long-term debt	38,295	94,919	133,214
Total liabilities	1,017,660	148,041	1,165,701
Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	11,566	11,566
Common stock	519	8,383	8,902
Additional paid-in capital	99,254	(43,759)	55,495
Retained earnings	18,795	42,340	61,135
Cumulative other comprehensive income (loss)	4,823	(995)	3,828
Treasury stock	-	(2,087)	(2,087)
Unearned ESOP shares	-	(1,071)	(1,071)
Total stockholders’ equity	123,391	14,377	137,768
Noncontrolling interests	1,203	273	1,476

Total equity	124,594	14,650	139,244

Total liabilities and equity	$1,142,254	162,691	1,304,945

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Nine months ended September 30, 2011
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Preferred stock
Balance, December 31, 2010	$-	8,689	8,689
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(824)	(824)
Preferred stock issued	-	2,501	2,501
Balance, September 30, 2011	-	11,566	11,566
Common stock
Balance, December 31, 2010	519	8,268	8,787
Issued/converted	-	115	115
Balance, September 30, 2011	519	8,383	8,902
Additional paid-in capital
Balance, December 31, 2010	98,971	(45,545)	53,426
Business combinations	76	(76)	-
Capital infusion	207	(207)	-
Noncontrolling interests	-	(39)	(39)
Common stock issued	-	946	946
Preferred stock issued to ESOP	-	102	102
Preferred stock released to ESOP	-	(70)	(70)
Preferred stock converted to common shares	-	777	777
Common stock warrants purchased	-	(1)	(1)
Common stock dividends	-	16	16
Tax benefit upon exercise of stock options	-	69	69
Stock option compensation expense	-	454	454
Common stock repurchased	-	(150)	(150)
Net change in deferred compensation and related plans	-	(35)	(35)
Balance, September 30, 2011	99,254	(43,759)	55,495

Retained earnings
Balance, December 31, 2010	17,489	34,429	51,918
Net income	9,606	2,156	11,762
Common stock issued	-	(1,921)	(1,921)
Common stock dividends	(8,300)	7,676	(624)
Balance, September 30, 2011	18,795	42,340	61,135

Cumulative other comprehensive income
Balance, December 31, 2010	5,280	(542)	4,738
Other comprehensive income	(457)	439	(18)
Net unrealized gains on securities available for sale	-	(779)	(779)
Net unrealized gains on derivatives and hedging activities	-	(156)	(156)
Unamortized gains under defined benefit plans, net of amortization	-	43	43
Balance, September 30, 2011	4,823	(995)	3,828

Treasury stock
Balance, December 31, 2010	-	(487)	(487)
Common stock repurchased	-	(1,612)	(1,612)
Net change in deferred compensation and related plans	-	12	12
Balance, September 30, 2011	-	(2,087)	(2,087)

Unearned ESOP shares
Balance, December 31, 2010	-	(663)	(663)
Preferred stock issued to ESOP	-	(1,302)	(1,302)
Preferred stock released to ESOP	-	894	894
Balance, September 30, 2011	-	(1,071)	(1,071)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2010	122,259	4,149	126,408
Balance, September 30, 2011	123,391	14,377	137,768

Noncontrolling interests
Balance, December 31, 2010	1,303	178	1,481
Net income	193	73	266
Translation adjustments	-	(1)	(1)
All other net unrealized gains, net of reclassification of net gains included in net income	-	(9)	(9)
Noncontrolling interests	(293)	32	(261)
Balance, September 30, 2011	1,203	273	1,476
Total stockholders’ equity, September 30, 2011	$124,594	14,650	139,244

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